SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC 20549

                         ________________

                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26,
1997


               AMERICAN INDUSTRIAL PROPERTIES REIT
      (Exact name of registrant as specified in its charter)


       Texas                 1-9016          75-6335572
  (State or other        (Commission File   (I.R.S. Employer
  jurisdiction of         Number)            Identification
  incorporation)                             Number)


         6220 North Beltline, Suite 205, Irving, Texas
            (Address of principal executive offices)

                             75063
                           (zip code)

                         (972) 550-6053
      (Registrant's telephone number, including area code)







Item 5.  Other Events

     On February 27, 1997, American Industrial Properties REIT (the "Trust") announced that USAA Real Estate Company ("USAA REALCO"), a 31.82% shareholder of the Trust, has acquired the Trust's outstanding 8.8% notes (the "Notes") from The Manufacturers Life Insurance Company and The Manufacturers Life Insurance Company (U.S.A.), Inc. (collectively, "MLI").

Background.

       On May 22, 1996, the Trust and certain of its affiliates entered into a settlement agreement (the "Settlement Agreement") to repay the Notes to MLI at a substantial discount in connection with the settlement of the Trust's litigation with MLI and Fidelity Management and Research Company and certain of its affiliates.

     Pursuant to the Settlement Agreement, the Trust was granted the option to repay the approximately $45,239,000 principal amount of the Notes for $36,800,000 (the "Option Price"). In order to achieve this discount, the Trust was required to pay at least $25,000,000 to MLI by November 23, 1996, such amount to be applied pro rata to the outstanding principal balance of the Notes and dollar-for-dollar to the Option Price. The Trust utilized the proceeds of a $26,452,500 loan from Life Investors Insurance Company of America, an affiliate of AEGON USA Realty Advisors, Inc., secured by first liens on nine of the Trust's properties, and the sale of two of the Trust's properties to satisfy the first portion of the Option Price. In order to achieve the remaining discount, the Trust would have been required to pay $5,449,618 (the remaining amount of the Option Price) by March 31, 1997 (or June 30, 1997, subject to the payment of an additional principal payment in the amount of $150,000, such amount to be applied pro rata to the outstanding principal balance of the Notes, but not the Option Price).

Purchase of Notes.

       On December 18, 1996, the Trust executed a letter agreement with USAA REALCO wherein, among other things, USAA REALCO agreed to commence negotiations to purchase or repay the Notes. As a result of these negotiations, USAA REALCO has acquired the Notes and, pursuant to the Renewal, Extension, Modification and Amendment Agreement dated as of February 26, 1997, the Notes have been modified to incorporate various amendments described below (the "Modified Notes"). The aggregate principal balance of the Notes of approximately $9,419,213 was amended, resulting in an aggregate principal balance of the Modified Notes of $7,040,721. The maturity date of the Notes has been extended from March 31, 1997 to December 31, 2000 and the existing security for the Notes has been released. The Trust also made a $1,591,103 principal payment on the Modified Notes, resulting in a current principal balance on the Modified Notes of approximately $5,449,618.

     Subject to shareholder approval of the conversion right hereinafter described and shareholder approval of an increase in the authorized Shares of the Trust, the Modified Notes will be convertible (in whole or in part) at USAA REALCO's option, at any time, into a number of Shares determined as follows:

                            P / C = S

     For this purpose: (i) "P" equals the aggregate principal balance of the Modified Notes at the date of conversion; and (ii) "S" equals such number of converted Shares. If the conversion of the Modified Notes occurs on or before December 31, 1997, the conversion price "C" per share will be $2.00. If the conversion of the Modified Notes occurs after December 31, 1997, but on or before December 31, 2000, the conversion price "C" per share will be $2.25.

     If the shareholders approve the conversion right of the Modified Notes by June 30, 1997 and approve an increase in the authorized Shares of the Trust, the Modified Notes will continue to accrue interest at a non-default rate of 8.8% per annum, with accrued interest payable monthly in arrears. If the shareholders do not approve the conversion right of the Modified Notes by June 30, 1997, the interest rate applicable to the Modified Notes will increase to 18% (but in no event will exceed the highest lawful rate), and the Trust will be required to pay the outstanding principal balance of the Modified Notes, plus accrued and unpaid interest, by October 31, 1997. The Modified Notes do not contain the discounted prepayments contemplated by the Settlement Agreement and, except for a payment of $1,591,103 made by the Trust at the time USAA REALCO acquired the Notes, the Modified Notes are not prepayable.

     If the shareholders approve the conversion right of the Modified Notes and approve an increase in the authorized Shares of the Trust, and USAA REALCO converts the Modified Notes into Shares prior to December 31, 1997 at $2.00 per Share (assuming a principal balance of $5,449,618), USAA REALCO will receive approximately 2,724,809 Shares upon conversion, or approximately 21.41% of the outstanding Shares (assuming no other issuances of Shares). Upon such an event, USAA REALCO will own approximately 46.42% of the outstanding Shares.

     As with the Notes, the Modified Notes provide that the Trust may not pay dividends until the debt is paid in full; however, the Modified Notes also allow dividends to be paid in the event the shareholders approve the conversion right of the Modified Notes and approve an increase in the authorized Shares of the Trust, or if USAA REALCO, in its sole discretion, permits dividends to be paid prior to the Modified Notes being fully paid.

     Upon conversion of the Modified Notes into Shares, the Trust is required to enter into a registration rights agreement with USAA REALCO granting USAA REALCO the right to demand that the Trust register the converted Shares or, if the Trust is registering Shares for its own account, that the Trust also register the converted Shares.

Amendment to Share Purchase Agreement.

      On February 24, 1997, the Trust and USAA REALCO also executed Amendment No. 1 (the "Amendment") dated as of December 13, 1996 to the Share Purchase Agreement between the Trust and USAA REALCO (the "Share Purchase Agreement"), which Amendment amends the Share Purchase Agreement regarding the right of USAA REALCO under the Share Purchase Agreement to require the Trust to increase the number of Trust Managers on the Board of Trust Managers and to require the Board of Trust Managers to fill such vacancies with designees of USAA REALCO. Under the Amendment, the vacancies created by such an increase in the Board of Trust Managers shall not be filled by the Board, but may only be filled by a vote of the Trust's shareholders. The Trust is still required under the Amendment to nominate persons designated by USAA REALCO for election by the shareholders at any special meeting to consider the filling of these vacancies.

Item 7.  Financial Statements and Exhibits

   The following are filed herewith as Exhibits to this Form 8-K:

     10.1 Renewal, Extension, Modification and Amendment
Agreement dated as of February 26, 1997, by and between American
Industrial Properties REIT and USAA Real Estate Company.

     10.2 Amendment No. 1 to Share Purchase Agreement dated as of
December 13, 1996, between American Industrial Properties REIT and USAA Real Estate Company.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN INDUSTRIAL PROPERTIES REIT



                           /s/ Charles W. Wolcott
                           Charles W. Wolcott
                           President and Chief Executive Officer
DATE:  February 26, 1997


                        Index to Exhibits


Exhibit No.         Description         Sequentially
                                        Numbered Page

10.1*               Renewal, Extension, Modification and
Amendment Agreement dated as of February 26, 1997, by and between American Industrial Properties REIT and USAA Real Estate Company.

10.2*               Amendment No. 1 to Share Purchase Agreement
dated as of December 13, 1996, between American Industrial
Properties REIT and USAA Real Estate Company.


* Filed herewith.